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                                                                     EXHIBIT 4.9



               AMENDED AND RESTATED SUBSIDIARIES PLEDGE AGREEMENT


                  PLEDGE AGREEMENT, (this "Agreement") dated as of March 24, 1992, amended and restated as of December 18, 1996 and further amended and restated as of March 16, 1998, made by each of the undersigned (each a "Pledgor" and collectively the "Pledgors"), to BANKERS TRUST COMPANY, as Collateral Agent (the "Pledgee") for the benefit of the Secured Creditors (as defined below) (except as otherwise defined herein, terms used herein and defined in the Credit Agreement shall be used herein as therein defined).


                              W I T N E S S E T H :


                  WHEREAS, Coltec Industries Inc (the "Company"), Coltec Aerospace Canada Ltd., the financial institutions (the "Banks") from time to time party thereto, Bank of America National Trust and Savings Association, as Documentation Agent (in such capacity, the "Documentation Agent"), The Chase Manhattan Bank, as Syndication Agent (in such capacity, the "Syndication Agent"), Bank of Montreal, as Canadian Paying Agent (in such capacity, the "Canadian Paying Agent"), and Bankers Trust Company, as Administrative Agent (together with any successor administrative agent, the "Administrative Agent" and together with the Pledgee, the Documentation Agent, the Syndication Agent, the Canadian Paying Agent and the Banks and their respective successors and assigns, and together with any other financial institutions from time to time party to the Credit Agreement hereinafter referred to, the "Bank Creditors"), have entered into a Credit Agreement, dated as of March 24, 1992, and amended and restated as of January 11, 1994, and further amended and restated as of December 18, 1996, and as further amended, providing for the making of Loans to the Borrowers and the issuance of, and participation in, Letters of Credit, all as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as the same has been, and may from time to time in the future be, amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional guarantors or additional borrowers thereunder that are Subsidiaries of the Company and whose obligations are guaranteed by the Company thereunder or any increase in the amount borrowed) of all or any portion of, the Indebtedness under such agreement or any successor agreements, whether or not with the same agent, trustee, representative, financial institutions or holders; provided that, with respect to any agreement providing for the refinancing or replacement of Indebtedness under the Credit Agreement, such agreement shall only be treated as, or as part of, the Credit Agreement hereunder if (i) either (A) all obligations under the Credit Agreement being refinanced or replaced shall be paid in full at the time of such refinancing or replacement, and all commitments and letters of credit issued pursuant to the refinanced or replaced Credit Agreement shall have terminated in accordance with their terms or (B) the Required Banks shall have consented in writing to the refinancing or replacement Indebtedness being treated, along with their Indebtedness, as Indebtedness pursuant to the Credit Agreement, (ii) the refinancing Indebtedness shall be permitted to be incurred under the Credit Agreement being refinanced (if such Credit Agreement is to remain outstanding) and (iii) a notice to the effect that the refinancing or replacement Indebtedness shall be treated as issued under the Credit Agreement shall be delivered by the Company to the Pledgee);
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                  WHEREAS, the Company and its Subsidiaries may at any time and from time to time enter into (or guarantee obligations under) one or more of the following agreements: (i) interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements), (ii) foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values and/or (iii) other types of hedging agreements from time to time (collectively, the "Interest Rate Protection or Other Hedging Agreements") with one or more Bank Creditors or affiliates of Bank Creditors (each such Bank Creditor or affiliate, even if the respective Bank Creditor subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank Creditor's or affiliate's successors and assigns, collectively, the "Interest Rate Protection Creditors");

                  WHEREAS, the Company may issue New Senior Notes and New Senior Exchange Notes as provided in the Credit Agreement that may be (to the extent permitted pursuant to the Credit Agreement) (x) guaranteed by various of the Pledgors pursuant to a subsidiary guarantee (the "Senior Note Subsidiaries Guaranty") and (y) equally and ratably secured hereunder with the Credit Agreement Obligations as hereinafter provided (with any holders of New Senior Notes and New Senior Exchange Notes from time to time being herein collectively called "Senior Noteholders" and with all documentation evidencing any New Senior Notes or New Senior Exchange Notes, including without limitation the indenture and any Senior Note Subsidiaries Guaranty to be entered into in connection with the New Senior Notes, being herein called "Senior Note Documents");

                  WHEREAS, each Pledgor is a direct or indirect Subsidiary of the Company and, as such, will receive benefits from the above-described extensions of credit;

                  WHEREAS, each Pledgor has entered into a guaranty dated as of March 24, 1992 and amended and restated as of December 18, 1996 (the "Subsidiaries Guaranty") pursuant to which each Pledgor has unconditionally guaranteed any and all obligations and liabilities of the Company under, or with respect to, the Credit Documents and the Interest Rate Protection or Other Hedging Agreements;

                  WHEREAS, certain of the Pledgors have heretofore entered into a Pledge Agreement, dated as of March 24, 1992 (as amended, modified or supplemented prior to the date hereof, the "Original Subsidiaries Pledge Agreement");

                  WHEREAS, it is a condition to the extensions of credit under the Credit Agreement and to the obligations of the initial purchasers of the New Senior Notes under the purchase agreement to be entered into in connection with the issuance by the Company of the New Senior Notes that each Pledgor shall have executed and delivered to the Pledgee this Agreement; and

                  WHEREAS, each Pledgor desires to execute this Agreement to (i) satisfy the conditions described in the preceding paragraph and (ii) amend and restate the Original Subsidiaries Pledge Agreement.

                  NOW, THEREFORE, in consideration of the extensions of credit to be made to each Pledgor under the Credit Agreement and to the obligations of the initial purchasers of the New Senior Notes under the purchase agreement to be entered into in connection with the issuance by the Company of the New Senior Notes and other benefits accruing to each Pledgor, the receipt and
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sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the ratable benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the ratable benefit of the Secured Creditors as follows:

                  1. SECURITY FOR OBLIGATIONS, ETC. This Agreement is made by each Pledgor for the ratable benefit of the Bank Creditors, the Interest Rate Protection Creditors and the Senior Noteholders, in each case to the extent from time to time holding Obligations (as defined below) of such Pledgor secured hereunder (collectively, and together with the Pledgee, the "Secured Creditors"), to secure:

                  (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness of such Pledgor whether now existing or hereafter incurred under, arising out of or in connection with the Subsidiaries Guaranty and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Subsidiaries Guaranty (all such obligations, liabilities and indebtedness described in this clause (i) being herein collectively called the "Credit Agreement Obligations");

                  (ii) without duplication of the obligations, liabilities and indebtedness covered by the foregoing clause (i), the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness of such Pledgor to the Interest Rate Protection Creditors, now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Protection or Other Hedging Agreement (including, without limitation, all such obligations and liabilities of such Pledgor under any guarantee by it of obligations pursuant to any Interest Rate Protection or Other Hedging Agreement), and the due performance of, and compliance with, all of the terms, conditions and agreements contained therein by such Pledgor (all such obligations, liabilities and indebtedness described in this clause (ii) being herein collectively called the "Interest Rate Protection Obligations");

                  (iii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness of such Pledgor whether now existing or hereafter incurred under, arising out of or in connection with the Senior Note Subsidiaries Guaranty and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Senior Note Subsidiaries Guaranty (all such obligations, liabilities and indebtedness described in this clause (iii) being herein collectively called the "Senior Note Obligations");

                  (iv) (x) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral in a manner not in violation of the terms hereof and (y) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Pledgee
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         in performing its duties hereunder, or in any way relating to or arising out of its actions as Pledgee in respect of the Pledge Agreement except for those resulting solely from the Pledgee's own gross negligence or willful misconduct;

                  (v) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Pledgor referred to in clauses (i) through (iv) above, after an Event of Default (such term, as used in this Agreement, shall mean any Event of Default at any time under, and as defined in, any of the Credit Agreement and the Senior Note Documents and any payment default (after the expiration of any applicable grace period) on any of the Obligations (as defined below) secured hereunder at such time) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs; and

                  (vi) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (vi) of this Section 1 being herein collectively called the "Obligations;" provided that it is acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

                  2. DEFINITION OF STOCK, NOTES, SECURITIES, ETC. As used herein, (i) the term "Stock" shall mean (x) with respect to corporations incorporated under the laws of the United States or any State or territory thereof (other than Garlock Bearings, Inc.) (each a "Domestic Corporation"), all of the issued and outstanding shares of capital stock of any Domestic Corporation at any time owned by any Pledgor and (y) with respect to corporations that are not Domestic Corporations (each a "Foreign Corporation"), all of the issued and outstanding shares of capital stock of any Foreign Corporation at any time owned by any Pledgor, provided that, except as provided in the last sentence of this Section 2, each Pledgor shall not be required to pledge hereunder more than 66% of the total combined voting power of all classes of capital stock of any Foreign Corporation entitled to vote and (ii) the term "Notes" shall mean (x) all promissory notes at any time issued to any Pledgor by any of its Subsidiaries or Affiliates and (y) all other promissory notes from time to time issued to, or held by, any Pledgor, provided that, except as provided in the last sentence of this Section 2, no Pledgor shall be required to pledge hereunder any promissory notes issued to such Pledgor by any Subsidiary of such Pledgor which is a Foreign Corporation. As used herein, the term "Securities" shall mean all of the Stock and Notes. Each Pledgor represents and warrants, as to the stock of corporations and promissory notes owned by such Pledgor, that on the Fifth Amendment Effective Date (a) the Stock of such Pledgor consists of the number and type of shares of the stock of the corporations as described under the name of such Pledgor in Part I of Annex A hereto; (b) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Part I of Annex A hereto; (c) the Notes of such Pledgor consist of the promissory notes described in Part II of Annex A hereto where such Pledgor is listed as the "Lender"; and
(d) such Pledgor is the holder of record and sole beneficial owner of the Stock so shown under its name and there exist no options or preemption rights in respect of any such Stock. In the circumstances and only to the extent provided in Section 8.11 of the Credit Agreement, the 66% limitation set forth in
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clause (i)(y) and the limitation set forth in the proviso contained in clause
(ii) of this Section 2 and the last sentence of Section 3.2 shall no longer be applicable.

                  3.  PLEDGE OF SECURITIES, ETC.

                  3.1. Pledge. To secure the Obligations and for the purposes set forth in Section 1, each Pledgor hereby (i) grants to the Pledgee a security interest in all of the Collateral, (ii) pledges and deposits as security with the Pledgee the Securities owned by such Pledgor on the date hereof, and delivers to the Pledgee certificates therefor, duly endorsed in blank in the case of promissory notes and accompanied by undated stock powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such securities, with signatures appropriately guaranteed) in the case of capital stock or such other instruments of transfer as are acceptable to the Pledgee and (iii) assigns, transfers, hypothecates, mortgages, charges and sets over to the Pledgee all of such Pledgor's right, title and interest in and to such Securities (and in and to the certificates or instruments evidencing such Securities), to be held by the Pledgee, upon the terms and conditions set forth in this Agreement.

                  3.2. Subsequently Acquired Securities. If any Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Securities at any time or from time to time after the date hereof, such Pledgor will promptly thereafter pledge and deposit such Securities (or certificates or instruments representing Securities) as security with the Pledgee and deliver to the Pledgee certificates or instruments therefor, duly endorsed in blank in the case of promissory notes and accompanied by undated stock powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such securities, with signatures appropriately guaranteed) in the case of capital stock, or such other instruments of transfer as are acceptable to the Pledgee, and will promptly thereafter deliver to the Pledgee a certificate executed by a principal executive officer of such Pledgor describing such Securities and certifying that the same have been duly pledged with the Pledgee hereunder. Subject to the last sentence of Section 2, no Pledgor shall be required at any time to pledge hereunder any promissory notes issued to such Pledgor by a Subsidiary of such Pledgor which is a Foreign Corporation or more than 66% of the total combined voting power of all classes of capital stock of any Foreign Corporation entitled to vote.

                  3.3. Uncertificated Securities. Notwithstanding anything to the contrary contained in Sections 3.1 and 3.2, if any Securities (whether not owned or hereafter acquired) are uncertificated securities, the respective Pledgor shall promptly notify the Pledgee thereof, and shall promptly take all actions required to perfect the security interest of the Pledgee under applicable law. Each Pledgor further agrees to take such actions as the Pledgee deems necessary or desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel reasonably satisfactory to the Pledgee with respect to any such pledge of uncertificated Securities promptly upon request of the Pledgee.

                  3.4. Definitions of Pledged Stock; Pledged Notes; Pledged Securities and Collateral. (a) All Stock at any time pledged or required to be pledged hereunder is hereinafter called the "Pledged Stock"; all Notes at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Notes"; all Pledged Stock and Pledged Notes together are called the "Pledged Securities"; and the Pledged Securities together with all proceeds thereof, including any securities and moneys received and at the time held by the Pledgee hereunder, are hereinafter called the "Collateral."
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                  (b) If (i) a Bankruptcy Default or Notified Acceleration Event
(as each such term is defined in the Subsidiaries Security Agreement, provided, however, references therein to "Assignor" and the "Collateral Agent" shall be references to each Pledgor and the Pledgee, respectively) has occurred and is continuing, or (ii) any other Event of Default or Acceleration Event (as each such term is defined in the Subsidiaries Security Agreement, provided, however, references therein to "Assignor" and the "Collateral Agent" shall be references to each Pledgor and the Pledgee, respectively) has occurred and is continuing, but in the case of this clause (b) only if, and to the extent that, the Pledgee (acting at the direction of the Required Secured Creditors (as defined in Annex
B hereto)) has given notice to any Pledgor to take the actions specified below in this sentence, then in either such case all cash proceeds of, and cash payments received in respect of, Collateral shall be paid by such Pledgor (or the respective payor) as directed by the Pledgee. At any time while the circumstances described in the immediately preceding sentence do not exist, all cash payments received in respect of the Collateral, but excluding cash proceeds of sales of Collateral unless the respective sale and release of Collateral is permitted pursuant to this Agreement and the Credit Agreement, shall be paid to such Pledgor.

                  4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Securities, which may be held (in the discretion of the Pledgee) in the name of the respective Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

                  5. VOTING, ETC., WHILE NO SPECIFIED EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing (i) a Bankruptcy Default or Notified Acceleration Event or (ii) any other Event of Default or Acceleration Event, but in the case of this clause (ii) only to the extent the Pledgee (acting at the direction of the Required Secured Creditors) has so notified each Pledgor, each Pledgor shall be entitled to vote any and all Pledged Securities owned by it and to give consents, waivers or ratifications in respect thereof, provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate, result in a breach of any covenant contained in, or be inconsistent with, any of the terms of this Agreement, the Credit Agreement, any other Credit Document, any Interest Rate Protection or Other Hedging Agreement or any Senior Note Document, or which would have the effect of impairing the value of the Collateral (other than any impairment in the form of a decline in the market value of a Pledged Security which occurred solely as a result of any vote relating to the manner in which the business of the corporation issuing such Pledged Security is to be conducted to the extent such Pledgor shall have voted the Pledged Securities owned by it in good faith and in accordance with its prudent business judgment) or any part thereof or the rights, priorities, remedies, position or interests of the Pledgee or any Secured Creditor. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case either (i) a Bankruptcy Default or Notified Acceleration Event shall occur and be continuing or (ii) any other Event of Default or Acceleration Event has occurred and is continuing but in the case of this clause (ii) only to the extent the Pledgee (acting at the direction of the Required Secured Creditors) has so notified the respective Pledgor, and Section 7 hereof shall become applicable.

                  6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing (i) a Bankruptcy Default or Notified Acceleration Event or (ii) any other Event of Default or Acceleration Event, but in the case of this clause (ii) only to the extent the Pledgee
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(acting at the direction of the Required Secured Creditors) has so notified the respective Pledgor, all dividends and distributions payable in respect of the Pledged Stock and all payments in respect of the Pledged Notes shall be paid to the respective Pledgor. The Pledgee also shall be entitled to receive directly, and to retain as part of the Collateral:

                  (a) all other or additional stock or securities paid or distributed by way of dividend or otherwise, as the case may be, in respect of the Pledged Stock;

                  (b) all other or additional stock or other securities paid or distributed in respect of the Pledged Stock by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

                  (c) all other or additional stock or other securities or property (excluding cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee's right to receive proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 6 and Section 7 shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

                  7. REMEDIES IN CASE OF SPECIFIED EVENTS OF DEFAULT. If there shall have occurred and be continuing (i) a Bankruptcy Default or Notified Acceleration Event or (ii) any other Event of Default or Acceleration Event, but in the case of this clause (ii) only to the extent the Required Secured Creditors have so directed, then, and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or any other Credit Document, any Interest Rate Protection or Other Hedging Agreement or any Senior Note Documents, in each case to the extent then in effect and secured hereby (with all of the documents listed above being herein collectively called the "Secured Debt Documents") or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

                  (a) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 to any Pledgor;

                  (b) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees;

                  (c) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note;

                  (d) to vote all or any part of the Pledged Stock (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the
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         Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so); and

                  (e) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 10 days' notice of the time and place of any such sale shall be given to such Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

                  8. REMEDIES, ETC., CUMULATIVE. Each and every right, power and remedy of the Pledgee provided for in this Agreement or any other Secured Debt Document or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually or as a group, directly or indirectly, to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby or to cause the Pledgee or the Required Secured Creditors to take or cause to be taken any action in respect of this Agreement (except as expressly contemplated hereby), it being understood and agreed that such rights and remedies may be exercised only by the Pledgee for the ratable benefit of all Secured Creditors upon the terms and conditions of this Agreement, it being further understood and agreed that nothing in this Agreement shall affect the rights of the Secured Creditors to accelerate their respective Obligations in accordance with their respective Secured Debt Documents.
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                  9. APPLICATION OF PROCEEDS. (a) All moneys collected by the
Collateral Agent upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied as follows:

                  (i) first, to the payment of all Obligations owing to the Collateral Agent of the type provided in clauses (iv) and (v) of the definition of Obligations;

                  (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 9(e), with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

                  (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 9(e), with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

                  (iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to
         Section 18, to the respective Pledgor or to whomever may be lawfully entitled to receive such surplus.

                  (b) For purposes of this Agreement (x) "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount, without duplication, of such Secured Creditor's Primary Obligations or Secondary Obligations, as the case may be, of the respective Pledgor and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, of the respective Pledgor, (y) "Primary Obligations" shall mean (i) in the case of the Subsidiaries Guaranty, all obligations and liabilities of each Pledgor arising out of or in connection with the principal of, and interest on, all Loans, all Unpaid Drawings theretofore made (together with all interest accrued thereon), and the aggregate Stated Amounts of all Letters of Credit issued (or deemed issued) under the Credit Agreement and outstanding, and all Fees outstanding and unpaid at the relevant time, (ii) in the case of the Senior Note Subsidiaries Guaranty, all obligations and liabilities of each Pledgor arising out of or in connection with the principal of, and interest on, the New Senior Notes and the New Senior Exchange Notes and (iii) in the case of the Interest Rate Protection or Other Hedging Agreements, all amounts due under the Interest Rate Protection or Other Hedging Agreements (other than indemnities, fees (including, without limitation, attorneys' fees) and similar obligations and liabilities), and (z) "Secondary Obligations" shall mean all Obligations secured hereby other than Primary Obligations.

                  (c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 9 only) (i) first, to the Primary Obligations and (ii) second, to the Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

                  (d) Each of the Secured Creditors agrees and acknowledges that if the Bank Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement, such amounts shall be paid to the Paying Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Bank Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash security to the repayment of all Obligations owing to the Bank Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Paying Agent to the Collateral Agent for distribution in accordance with Section 9(a).

                  (e) Except as set forth in Section 9(d), all payments required to be made here under shall be made (i) if to the Bank Creditors, to the Paying Agent under the Credit Agreement for the account of the Bank Creditors, and (ii) if to any other Secured Creditors (other than the Collateral Agent), to the trustee, paying agent or other similar representative (each a "Representative") for such Secured Creditors or, in the absence of such a Representative, directly to the other Secured Creditors.

                  (f) For purposes of applying payments received in accordance with this Section 9, the Collateral Agent shall be entitled to rely upon (i) the Paying Agent under the Credit Agreement and (ii) the Representative for any other Secured Creditors or, in the absence of such a Representative, upon the respective Secured Creditors for a determination (which the Paying Agent, each Representative for any other Secured Creditors and the Secured Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Primary Obligations and Secondary Obligations owed to the Secured Creditors. Unless it has actual knowledge (including by way of written notice from a Representative for any Secured Creditor or directly from a Secured Creditor) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection or Other Hedging Agreements are in existence.

                  (g) It is understood and agreed that each Pledgor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral pledged by it hereunder and the aggregate amount of the Obligations of such Pledgor.

Notwithstanding anything to the contrary in this Agreement (including Annex B),
(i) all actions required or permitted to be taken under this Agreement by the Senior Noteholders shall be so taken only by the trustee under the indenture under which the Senior Notes were issued on behalf of the Senior Noteholders (the "Senior Notes Trustee") as directed by the Senior Noteholders and (ii) all payments required to be made with respect to the Senior Note Obligations shall be paid to the Senior

Notes Trustee, and the Pledgee shall be entitled (but not required) to conclusively rely upon and act in accordance with any instructions from the Senior Notes Trustee subject to the terms and conditions of this Agreement and to assume that such instructions are being given in accordance with such indenture.

                  10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of sale proceeds by the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

                  11. INDEMNITY. Each Pledgor jointly and severally agrees to indemnify and hold harmless the Pledgee and each other Secured Creditor (other than the Senior Noteholders) and their respective successors, assigns, employees, agents, servants and Representatives (including the Administrative Agent) hereunder (individually an "Indemnitee," and collectively the "Indemnitees") from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and to reimburse each Indemnitee for all costs and expenses, including reasonable attorneys' fees, in each case growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under the other Credit Documents or the Interest Rate Protection and Other Hedging Agreements, provided that the Pledgors shall not be required to indemnify any Indemnitee in respect of any claims, demands, losses, judgments, liabilities, costs or expenses to the extent arising from the gross negligence or willful misconduct of such Indemnitee. In no event shall any Indemnitee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for moneys actually received by it in accordance with the terms hereof. If and to the extent that the obligations of the Pledgors under this
Section 11 are unenforceable for any reason, each Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

                  12. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor's own expense, file and refile under the applicable Uniform Commercial Code or other applicable law such financing statements, continuation statements and other documents in such offices as the Pledgee may deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee's security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

                  (b) Each Pledgor hereby appoints the Pledgee as its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee's discretion to take any action and to execute any instrument which the Pledgee may reasonably deem necessary or advisable to accomplish the purposes of this Agreement.

                  13. THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth in Annex B hereto, the terms of which shall be deemed incorporated herein by reference as fully as if same were set forth herein in their entirety.

                  14. TRANSFER BY PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the Credit Agreement).

                  15. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGORS. Each Pledgor represents and warrants that (a) it is, or at the time when pledged hereunder will be, the legal, record and beneficial owner of, and has (or will have) good and marketable title to, all Securities pledged by it hereunder, subject to no Lien, except the Lien created by this Agreement; (b) it has full corporate power, authority and legal right to pledge all the Securities pledged by it pursuant to this Agreement; (c) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms except to the extent the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law); (d) except to the extent already obtained, no consent of any other party (including, without limitation, any stockholder or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection (i) with the execution, delivery or performance of this Agreement, (ii) the validity or enforceability of this Agreement, (iii) the perfection or enforceability of the Pledgee's security interest in the Collateral or (iv) the exercise by the Pledgee of any of its rights or remedies provided herein; (e) the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign applicable to such Pledgor, or of the Certificate of Incorporation or By-Laws of such Pledgor or of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, indenture, lease, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of any Lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries except as contemplated by this Agreement; (f) all the shares of the Stock have been duly and validly issued, are fully paid and nonassessable and are subject to no options to purchase or similar rights; (g) each of the Pledged Notes, when executed by the obligor thereof, will be the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and equitable principles (regardless of whether enforcement is sought in equity or at law); and (h) the pledge, assignment and delivery of the Securities pursuant to this Agreement creates a valid and perfected first priority Lien in such Securities, and the proceeds thereof (other than any cash proceeds thereof to the extent not required to be delivered to the Pledgee pursuant to the terms hereof), subject to no Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of such Pledgor which would include the Securities. Each Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Securities and the proceeds thereof against the claims and demands of all Persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.

                  16. PLEDGORS' OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Document or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement;
(iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; (v) any limitation on any other Pledgor's liability or obligations under this Agreement, the Subsidiaries Guaranty, the Senior Note Subsidiaries Guaranty or any other Secured Debt Document or any invalidity or unenforceability, in whole or in part, of this Agreement, the Subsidiaries Guaranty, the Senior Note Subsidiaries Guaranty or any other Secured Debt Documents or any term thereof; or (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Pledgor or any Subsidiary of such Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

                  17. REGISTRATION, ETC. (a) If there shall have occurred and be continuing (i) a Bankruptcy Default or Notified Acceleration Event or (ii) any other Event of Default or Acceleration Event, but in the case of this clause
(ii) only to the extent the Required Secured Creditors have so directed then, and in every such case, upon receipt by any Pledgor from the Pledgee of a written request or requests that such Pledgor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Pledged Stock, such Pledgor as soon as practicable and at its expense will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Stock, including, without limitation, registration under the Securities Act of 1933, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other government requirements, provided, that the Pledgee shall furnish to such Pledgor such information regarding the Pledgee as such Pledgor may request in writing and as shall be required in connection with any such registration, qualification or compliance. Such Pledgor will cause the Pledgee to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars or other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify the Pledgee and all others participating in the distribution of such Pledged Stock against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Pledgee expressly for use therein.

                  (b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Securities pursuant to
Section 7, such Pledged Securities or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Pledged Securities or part thereof by private sale in such manner and under such circumstances as Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

                  18. TERMINATION; RELEASE. (a) After the Termination Date (as defined below), without any action on the part of any Secured Creditor, this Agreement shall terminate and be of no further force or effect (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination) and the Pledgee, at the request and expense of the respective Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral of such Pledgor as may be in the possession of the Pledgee and has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee hereunder. As used in this Agreement, "Termination Date" shall mean the first to occur of
(i) that date upon which the Total Commitment and all Interest Rate Protection or Other Hedging Agreements have been terminated, no Note under the Credit Agreement is outstanding, all Letters of Credit have been terminated and all other Credit Agreement Obligations (excluding normal continuing indemnity obligations which survive in accordance with their terms, so long as no amounts are then due and payable in respect thereof) then owing by the Pledgors have been paid in full, (ii) that date upon which the Collateral is automatically released pursuant to the first sentence of Section 26 of Part I of the Fifth Amendment to Credit Agreement or the Administrative Agent directs the Pledgee to release the Collateral pursuant to the second sentence of Section 26 of Part I of the Fifth Amendment to the Credit Agreement and (iii) that date upon which the Credit Documents are amended to release all Collateral subject to this Agreement.

                  (b) In the event that any Pledgor is released from its obligations pursuant to the Subsidiaries Guaranty in accordance with the terms thereof, then such Pledgor shall cease to be a Pledgor hereunder and the Pledgee, at the request and expense of the respective Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement as to such Pledgor, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral pledged by such Pledgor as may be in possession of the Pledgee and has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys of such Pledgor at the time held by the Pledgee hereunder.

                  (c) It is expressly acknowledged and agreed that the Collateral may be sold from time to time to the extent permitted by, and in accordance with the terms of, the Credit Agreement. In addition, it is expressly acknowledged and agreed that any or all of the Collateral may be released by the Pledgee acting at the direction of the Required Secured Creditors. Upon any sale of the type described in the second preceding sentence or release of any such Collateral as provided in the immediately preceding sentence, the Pledgee shall, at the request and expense of the respective Pledgor, and without the further consent of, or liability to, any Secured Creditor, release such Collateral and execute and deliver to such Pledgor a proper instrument or instruments acknowledging the release of such Collateral from this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) the Collateral being sold or released as described above. Notwithstanding anything to the contrary contained above in this Section 18(c), in the event the Senior Notes Trustee shall have notified the Pledgee in writing that the Senior Note Obligations have been accelerated in accordance with the terms of the Senior Note Documents (and (x) the Senior Note Obligations have not been paid in full and (y) the respective acceleration has not been rescinded), the Collateral Agent shall not thereafter release any Collateral pursuant to this Section 18(c) or consent to any termination of this Agreement, except in each case with the prior written consent of the Senior Noteholders holding a majority of the then outstanding Senior Note Obligations secured hereby (or following the payment in full of the Senior Note Obligations or the rescission of the respective acceleration).

                  (d) At any time that any Pledgor desires that Collateral be released as provided in the foregoing Section 18(a), (b) or (c), it shall deliver to the Pledgee a certificate signed by its chief financial officer stating that the release of the respective Collateral is permitted pursuant to such Section 18(a), (b) or (c), and the Pledgee shall be entitled (but not required) to conclusively rely thereon. If requested by the Pledgee (although the Pledgee shall have no obligation to make any such request), such Pledgor shall furnish appropriate legal opinions (from counsel acceptable to the Pledgee) to the effect set forth in the immediately preceding sentence.

                  (e) Notwithstanding anything to the contrary contained above, upon the presentment of satisfactory evidence to the Pledgee in its sole discretion that all obligations evidenced by any Pledged Note have been repaid in full, and that any payments received by any Pledgor were permitted to be received by such Pledgor pursuant to Section 6 hereof, the Pledgee shall, upon the request and at the expense of the respective Pledgor, duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such Pledged Note if same is then in the possession of the Pledgee and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. The Pledgee shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this
Section 18. Upon any release of Collateral pursuant to Section 18(a), (b), (c),
(d) or (e), none of the Secured Creditors shall have any continuing right or interest in such Collateral or the proceeds thereof.

                  19. NOTICES, ETC. All notices and other communications hereunder shall be in writing and shall be delivered or mailed by first class mail, postage prepaid, addressed as follows:

                  (a) if to any Pledgor, at the address set forth opposite its signature below:

                           with a copy to:

                                    Coltec Industries Inc
                                    3 Coliseum Center
                                    2550 West Tyvola Road
                                    Charlotte, North Carolina  28217
                                    Attention:  Thomas B. Jones, Jr.
                                    Telephone:  (704) 423-7052
                                    Facsimile:  (704) 423-7127

                  (b)      if to the Pledgee, at:

                                    Bankers Trust Company
                                    One Bankers Trust Plaza
                                    130 Liberty Street
                                    New York, New York  10006
                                    Attention:  Mary Kay Coyle
                                    Telephone:  (212) 250-9094
                                    Facsimile:  (212) 250-7200

                  (c) if to any Bank Creditor (other than the Pledgee), either
         (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement or (y) at such address as such Bank Creditor shall have specified in the Credit Agreement;

                  (d) if to any other Secured Creditor, either (x) to the Representative for such Secured Creditor at such address as such Representative may have provided to the Pledgors and the Pledgee from time to time, or (y) in the absence of such a Representative, directly to such Secured Creditor at such address as such Secured Creditor shall have specified in writing to each Pledgor and the Pledgee;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

                  20. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Pledgor directly affected thereby (it being understood that additional Pledgors may be added as parties hereto from time to time in accordance with the Credit Agreement and Pledgors may be released as parties hereto in accordance with Section 18(b), and that no consent of any other Pledgor or of the Secured Creditors shall be required in connection therewith) and the Pledgee (with the written consent of the Required Banks (or all the Banks if required by Section 13.12 of the Credit Agreement)); provided, however, that any change, waiver, modification or variance materially adversely affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Class Creditors (as defined below) of such affected Class; provided, further, that any Class shall not be considered to be affected differently from any other Class due to the Obligations of any such other Class being paid, repaid, refinanced, renewed or extended and the Collateral being released, in whole or in part (whether by action of such other Class or otherwise), as security for such Class and such other Class. Notwithstanding anything to the contrary contained above, it is understood and agreed that the Required Banks may agree to modifications to this Agreement for the purpose, among other things, of securing additional extensions of credit (including, without limitation, pursuant to the Credit Agreement or any refinancing or extension thereof). For the purpose of this Agreement, the term "Class" shall mean, at any time, each class of Secured Creditors with outstanding Obligations secured hereby at such time, i.e., (x) the Bank Creditors as holders of the Credit Agreement Obligations secured hereby, (y) the Senior Noteholders as the holders of Senior Note Obligations secured hereby or
(z) the Interest Rate Protection Creditors as the holders of the Interest Rate Protection Obligations secured hereby; provided that, without limiting the foregoing, it is expressly acknowledged and agreed that other creditors may be added as "Secured Creditors" hereunder (either as part of an existing Class of creditors or as a newly created Class) with the consent of the Required Secured Creditors, and that such addition shall not require the written consent of the Requisite Class Creditors of the various Classes. For the purpose of this Agreement, the term "Requisite Class Creditors" of any Class shall mean each of
(i) with respect to the Credit Agreement Obligations, the Required Banks and
(ii) with respect to any other Obligations, the holders of at least a majority of all Obligations outstanding from time to time.

                  21. MISCELLANEOUS. This Agreement shall be binding upon the respective successors and assigns of each Pledgor and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns; provided that no Pledgor may assign any of its rights or obligations hereunder without the prior written consent of the Pledgee (with the consent of the Required Secured Creditors). THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

                  22. AMENDMENT AND RESTATEMENT. Upon the execution and delivery of this Agreement by the parties hereto, the Original Subsidiaries Pledge Agreement shall be amended, restated and superseded in its entirety by this Agreement, effective as of the date hereof, with all rights, obligations and security interests created under or granted pursuant to the Original Subsidiaries Pledge Agreement continuing from the date thereof.

                  IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed and delivered by their duly elected officers duly authorized as of the date first above written.

Address:
                                        AMI INDUSTRIES INC, as a Pledgor



                                             By____________________________
                                                 Name:
                                                 Title:


                                        CII HOLDINGS INC, as a Pledgor



                                             By____________________________
                                                 Name:
                                                 Title:


                                        COLTEC CANADA INC,
                                              as a Pledgor



                                             By____________________________
                                                 Name:
                                                 Title:

                                        COLTEC INDUSTRIAL PRODUCTS INC,
                                             as a Pledgor



                                             By____________________________
                                                 Name:
                                                 Title:


                                        COLTEC NORTH CAROLINA INC,
                                             as a Pledgor


                                             By____________________________
                                                 Name:
                                                 Title:

                                        COLTEC TECHNICAL SERVICES INC,
                                             as a Pledgor



                                             By____________________________
                                                 Name:
                                                 Title:


                                        DELAVAN INC, as a Pledgor


                                             By____________________________
                                                 Name:
                                                 Title:


                                        GARLOCK INC, as a Pledgor


                                             By____________________________
                                                 Name:
                                                 Title:


                                        GARLOCK INTERNATIONAL INC,
                                             as a Pledgor


                                             By____________________________
                                                 Name:
                                                 Title:


                                        GARLOCK OVERSEAS CORPORATION,
                                             as a Pledgor



                                             By____________________________
                                                 Name:
                                                 Title:

                                        HABER TOOL COMPANY INC, as a Pledgor





                                             By____________________________
                                                 Name:
                                                 Title:


                                        HOLLEY PERFORMANCE PRODUCTS INC,
                                             as a Pledgor


                                             By____________________________
                                                 Name:
                                                 Title:


                                        JAMCO PRODUCTS, LLC, as a Pledgor


                                             By____________________________
                                                 Name:
                                                 Title:


                                             MENASCO AEROSYSTEMS INC,
                                                 as a Pledgor


                                             By____________________________
                                                 Name:
                                                 Title:

                                        COLTEC INTERNATIONAL SERVICES
                                             CO., as a Pledgor


                                             By____________________________
                                                 Name:
                                                 Title:

                                         STEMCO INC, as a Pledgor


                                              By____________________________
                                                  Name:
                                                  Title:


                                         WALBAR INC, as a Pledgor


                                              By____________________________
                                                  Name:
                                                  Title:


                                         BANKERS TRUST COMPANY, as Pledgee


                                              By____________________________
                                                  Name:
                                                  Title:

                                                                         ANNEX A



                                     ANNEX A



                     LIST OF PLEDGES STOCK AND PLEDGED NOTES


Part I.  Pledged Stock

                                                                                          Percentage of
    Name of Issuing Corporation         Type of Shares         Number of Shares       Outstanding Shares of
                                                                                          Capital Stock

Part II.  Pledged Notes



               Principal
                Lender                  Borrower               Amount

                                                                         ANNEX B



                                     ANNEX B
                                   THE PLEDGEE


                  1. Appointment. The Secured Creditors, by their acceptance of the benefits of the Subsidiaries Pledge Agreement to which this Annex B is attached (the "Pledge Agreement") hereby irrevocably designate the Collateral Agent (and any successor Pledgee) to act as Pledgee as specified herein and therein. Unless otherwise defined herein, all capitalized terms used herein (x) and defined in the Pledge Agreement, are used herein as therein defined and (y) not defined in the Pledge Agreement, are used herein as defined in the Credit Agreement referenced in the Pledge Agreement. Each Secured Creditor hereby irrevocable authorizes, and each holder of any Obligation by the acceptance of such Obligation and by the acceptance of the benefits of the Pledge Agreement shall be deemed irrevocably to authorize, the Pledgee to take such action on its behalf under the provisions of the Pledge Agreement and any instruments and agreements referred to therein and to exercise such powers and to perform such duties thereunder as are specifically delegated to or required of the Pledgee by the terms thereof and such other powers as are reasonably incidental thereto. The Pledgee may perform any of its duties hereunder or thereunder by or through its authorized agents, sub-agents or employees.

          2. Nature of Duties. (a) The Pledgee shall have no duties or responsibilities except those expressly set forth herein or in the Pledge Agreement. The duties of the Pledgee shall be mechanical and administrative in nature; the Pledgee (in such capacity) shall not have by reason of this Agreement, any other Credit Document or any other Secured Debt Document a fiduciary relationship in respect of any Secured Creditor; and nothing in this Agreement, any other Credit Document or any other Secured Debt Document, expressed or implied, is intended to or shall be so construed as to impose upon the Pledgee any obligations in respect of the Pledge Agreement except as expressly set forth herein and therein.

         (b) The Pledgee shall not be responsible for insuring the Collateral or for the payment of taxes, charges or assessments or discharging of Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

         (c) The Pledgee shall not be required to ascertain or inquire as to the performance by any Pledgor of any of the covenants or agreements contained in the Pledge Agreement, any other Credit Document or any other Secured Debt Document.

         (d) The Pledgee shall be under no obligation or duty to take any action under, or with respect to, the Pledge Agreement if taking such action (i) would subject the Pledgee to a tax in any jurisdiction where it is not then subject to a tax , (ii) would require the Pledgee to qualify to do business, or obtain any license, in any jurisdiction where it is not then so qualified or licensed or
(iii) would subject the Pledgee to in personam jurisdiction in any locations where it is not then so subject.

         (e) Notwithstanding any other provision of this Annex B, neither the Pledgee nor any of its officers, directors, employees, affiliates or agents shall, in its individual capacity, be personally liable for any action taken or omitted to be taken by it in accordance with, or pursuant to this Annex B or the Pledge Agreement except for its own gross negligence or willful misconduct.

         3. Lack of Reliance on the Pledgee. Independently and without reliance upon the Pledgee, each Secured Creditor, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Pledgor and its Subsidiaries in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection therewith and (ii) its own appraisal of the creditworthiness of each Pledgor and its Subsidiaries, and the Pledgee shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Creditor with any credit or other information with respect thereto, whether coming into its possession before the extension of any Obligations or the purchase of any notes or at any time or times thereafter. The Pledgee shall not be responsible in any manner whatsoever to any Secured Creditor for the correctness of any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Pledge Agreement or the security interests granted thereunder or the financial condition of any Pledgor or any Subsidiary of any Pledgor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Pledge Agreement, or the financial condition of any Pledgor or any Subsidiary of any Pledgor, or the existence or possible existence of any default or event of default. The Pledgee makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of any Pledgor thereto or as to the security afforded by the Pledge Agreement.

                  4. Certain Rights of the Pledgee. (a) No Secured Creditor shall have the right to cause the Pledgee to take any action with respect to the Collateral, with only the Required Secured Creditors having the right to direct the Pledgee to take any such action, it being understood and agreed that nothing in this Annex B shall affect the rights of the Secured Creditors to accelerate their respective Obligations in accordance with their respective Secured Debt Documents. If the Pledgee shall request instructions from the Required Secured Creditors, with respect to any act or action (including failure to act) in connection with the Pledge Agreement, the Pledgee shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Secured Creditors and to the extent requested, appropriate indemnification in respect of actions to be taken, and the Pledgee shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Secured Creditor shall have any right of action whatsoever against the Pledgee as a result of the Pledgee acting or refraining from acting hereunder in accordance with the instructions of the Required Secured Creditors. As used herein, the term "Required Secured Creditors" shall mean the Required Banks (or, to the extent required by Section 13.12 of the Credit Agreement, all of the Banks). Notwithstanding anything to the contrary contained in the immediately preceding sentence, if at any time the principal of any Obligations secured hereby has been accelerated, or the final maturity date with respect to any such principal Obligations has occurred, and as a result thereof one or more payment Events of Default (where the aggregate principal amount of such Obligations accelerated or not paid at final maturity equals or exceeds $100,000,000), which payment Events of Default shall have continued in existence for at least 90 consecutive days after the date of such acceleration or final maturity, and the Required Secured Creditors at such time (determined without regard to this sentence) have not directed the Pledgee to commence enforcement proceedings pursuant to the Pledge Agreement, then so long as such payment Event of Default is continuing the Secured Creditors holding at least a majority of the outstanding Obligations secured hereby subject to such payment Event of Default shall constitute the Required Secured Creditors for purposes of causing the Pledgee to commence enforcement proceedings pursuant to the Pledge Agreement, provided that in such event the Secured Creditors which would constitute the Required Secured Creditors in the absence of this sentence shall have the right to direct the manner and method of enforcement so long as such directions do not materially delay or impair the taking of enforcement action.

          (b) Notwithstanding anything to the contrary contained herein, the Pledgee is authorized, but not obligated, (i) to take any action reasonably required to perfect or continue the perfection of the Liens on the Collateral for the benefit of the Secured Creditors and (ii) when instructions from the Required Secured Creditors have been requested by the Pledgee but have not yet been received, to take any action which the Pledgee, in good faith, believes to be reasonably required to promote and protect the interests of the Secured Creditors in the Collateral; provided that once instructions have been received, the actions of the Pledgee shall be governed thereby and the Pledgee shall not take any further action which would be contrary thereto.

          (c) Notwithstanding anything to the contrary contained herein or in the Pledge Agreement, the Pledgee shall not be required to take any action that exposes or, in the good faith judgment of the Pledgee may expose, the Pledgee or its officers, directors, agents or employees to personal liability, unless the Pledgee shall be adequately indemnified as provided herein, or that is, or in the good faith judgment of the Pledgee may be, contrary to the Pledge Agreement, any Secured Debt Document or applicable law.

          5. Reliance. The Pledgee shall be entitled to rely, and shall be fully protected in relying, upon, any note, writing, resolution, notice, statement, certificate, telex, teletype message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper Person or entity, and, with respect to all legal matters pertaining hereto or to the Pledge Agreement and its duties thereunder and hereunder, upon advice of counsel selected by it.

          6. Indemnification. To the extent the Pledgee is not reimbursed and indemnified by the Pledgors under the Pledge Agreement, the Secured Creditors (other than the Senior Noteholders) will reimburse and indemnify the Pledgee, in proportion to their respective outstanding principal amounts (including, for this purpose, the Stated Amount of outstanding Letters of Credit, as well as any unpaid Primary Obligations in respect of Interest Rate Protection or Other Hedging Agreements, as outstanding principal) of Obligations, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Pledgee in performing its duties hereunder, or in any way relating to or arising out of its actions as Pledgee in respect of the Pledge Agreement except for those resulting solely from the Pledgee's own gross negligence or willful misconduct. The indemnities set forth in this Section 6 shall survive the repayment of all Obligations, with the respective indemnification at such time to be based upon the outstanding principal amounts (determined as described above) of Obligations at the time of the respective occurrence upon which the claim against the Pledgee is based or, if same is not reasonably determinable, based upon the outstanding principal amounts (determined as described above) of Obligations as in effect immediately prior to the termination of the Pledge Agreement. The indemnities set forth in this Section 6 are in addition to any indemnities provided by the Banks to the Pledgee pursuant to the Credit Agreement, with the effect being that the Banks shall be responsible for indemnifying the Pledgee to the extent the Pledgee does not receive payments pursuant to this Section 6 from the Secured Creditors (other than the Senior Noteholders) (although in such event, and upon the payment in full of all such amounts owing to the Pledgee by the Banks, the Banks shall be subrogated to the rights of the Pledgee to receive payment from such Secured Creditors).

           7. The Pledgee in its Individual Capacity. With respect to its obligations as a lender under the Credit Agreement and any other Credit Documents to which the Pledgee is a party, and to act as agent under one or more of such Credit Documents, the Pledgee shall have the rights and powers specified therein and herein for a "Bank", or an "Agent", as the case may be, and may exercise the same rights and powers as though it were not performing the duties specified herein; and the terms "Banks," "Required Banks," "holders of Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Pledgee in its individual capacity. The Pledgee and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with any Pledgor or any Affiliate or Subsidiary of any Pledgor as if it were not performing the duties specified herein or in the other Credit Documents, and may accept fees and other consideration from the Pledgors for services in connection with the Credit Agreement, the other Credit Documents and otherwise without having to account for the same to the Secured Creditors.

          8. Holders. The Pledgee may deem and treat the payee of any note as the owner thereof for all purposes hereof unless and until written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Pledgee. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any note, shall be final and conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such note or of any note or notes issued in exchange therefor.

          9. Resignation by the Pledgee. (a) The Pledgee may resign from the performance of all of its functions and duties hereunder and under the Pledge Agreement at any time by giving 15 Business Days' prior written notice to the Company and the Secured Creditors. Such resignation shall take effect upon the appointment of a successor Pledgee pursuant to Section 9(b) or (c) below.

          (b) If a successor Pledgee shall not have been appointed within said 15 Business Day period by the Required Secured Creditors, the Pledgee, with the consent of the Pledgors, which consent shall not be unreasonably withheld or delayed, shall then appoint a successor Pledgee who shall serve as Pledgee hereunder or thereunder until such time, if any, as the Required Secured Creditors appoint a successor Pledgee as provided above.

          (c) If no successor Pledgee has been appointed pursuant to Section 9(b) above by the 15th Business Day after the date of such notice of resignation was given by the Pledgee, as a result of a failure by the Company to consent to the appointment of such a successor Pledgee, the Required Secured Creditors shall then appoint a successor Pledgee who shall serve as Pledgee hereunder or thereunder until such time, if any, as the Required Secured Creditors appoint a successor Pledgee as provided above.